Exhibit 10.29

Patrick M. Caldwell Amended and Restated Indemnification Agreement

Effective as of September 18, 2012

Patrick M. Caldwell

Dear Patrick,

In connection with the engagement of Patrick M. Caldwell ("PMC") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the oral agreement between the Company and PMC (the "Agreement"), in the event that PMC becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any stockholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold PMC harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall he determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of PMC. In addition, in the event that PMC becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse PMC for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by PMC in connection therewith within twenty (20) days of a written request from PMC therefor. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and PMC, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable; in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which PMC has been retained to perform financial services bears to the fees paid to PMC under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that PMC is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by PMC within the past twelve (12) months pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by PMC, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not PMC is an actual or potential party to such Proceeding, without PMC prior written consent, which consent shall not be unreasonably withheld if, in connection with such settlement, PMC is fully released fi-om all liabilities. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that PMC shall not have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of PMC in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT ("CLAIM). DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND PMC CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST PMC OR ANY INDEMNIFIED PARTY. EACH OF PMC AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

This Indemnification Agreement shall bind and inure to the benefit of PMC's heirs and representatives and any successor in interest of the Company in connection with the transfer or sale of all or substantially all of the assets of the Company or in the event of its merger or consolidation with another company. Any other purported assignment of this Indemnification Agreement shall be null and void.

Notwithstanding any other provisions in this Indemnification Agreement to the contrary, the Company shall indemnify PMC against all expenses incurred by PMC in any Proceeding between the Company and PMC involving the interpretation or enforcement of the rights of PMC under this Indemnification Agreement, other than with respect to claims and/or defenses asserted by a PMC in any such Proceeding that a court of competent jurisdiction determines were frivolous or made in bad faith.

The Company will pay PMC within 20 days of invoice at his normal consulting rate (currently $200/hour and $2,000/day) for any time he spends in connection with any Proceeding, including but not limited to document production, preparing for and/or participating in depositions, meeting with Company representatives and travel time. The Company will also within 20 days of invoice reimburse all reasonable out of pocket costs or expenses, including reasonable attorneys' fees and costs. For the sake of clarity, PMC may retain legal counsel to represent his interest in connection with any Proceeding, unless the use of counsel chosen by PMC to represent him would present such counsel with a conflict of interest.

The above applies whether the Proceeding, claim, litigation or other legal proceeding is initiated by the Company or a third party and whether PMC is individually named or not.

The Company shall promptly add PMC to its Directors and Officers Liability Insurance Policy as a named insured as a consultant, with coverage terms no less than for the Company's officers and directors. The Company shall provide evidence of such insurance to PMC. In the event that such insurance is cancelled or otherwise lapses for any reason, the Company shall provide PMC with prompt written notice within 14 days of such event.

For the avoidance of doubt, that certain indemnification agreement by and between PMC and the Company dated October 30, 2006 is hereby amended and restated in its entirety by the foregoing.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of PMC's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

BIOSPECIFICS TECHNOLOGIES CORP,

By:	/s/ Thomas Wegman
Thomas Wegman
President

Accepted and agreed to as of
the date first above written:

By:	/s/ Patrick M. Caldwell
Patrick M. Caldwell